Exhibit 21.1

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY SUBSIDIARIES AS OF JULY 1, 2022

Seagate Technology Holdings Public Limited Company	Ireland
Seagate Technology Unlimited Company	Ireland
Seagate Technology	Cayman
Seagate Technology (Dublin Branch)	Ireland
Seagate Systems Ireland Limited	Ireland
Seagate Data Storage Technology	Cayman
Seagate HDD Cayman	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
Seagate Cloud Systems, Inc.	Delaware
Seagate Cloud Systems Japan Ltd.	Japan
Dot Hill Singapore Pte. Ltd.	Singapore
Dot Hill Systems Deutschland GmbH	Germany
Dot Hill Systems Europe Ltd.	United Kingdom
Dot Hill Systems Tianjin Ltd.	China
Dot Hill Systems Ltd.	Israel
Cloverleaf Communications, Inc.	Delaware
Dot Hill (Israel) Ltd.	Israel
Seagate Technology Australia Pty. Limited	Australia
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Quinta Corporation	California
Seagate Technology LLC	Delaware
Seagate Technology Canada Inc.	Canada
Seagate Federal, Inc.	Delaware
Seagate Systems (US) Holdings Inc.	Delaware
Seagate Systems (US) Inc.	California
Seagate Technology International	Cayman
Lyve (SG) Pte. Ltd.	Singapore
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Global Business Services (Malaysia) Sdn. Bhd.	Malaysia
Seagate Technology (Thailand) Limited	Thailand
Seagate Technology HDD (India) Private Limited	India
Seagate Technology (Ireland)	Cayman
Seagate Technology (Ireland) (Springtown Branch)	United Kingdom

Exhibit 21.1

Seagate Brasil Comércio e Representação de Produtos de Informática Ltda.	Brazil
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda. (Sao Paulo Branch)	Brazil
Seagate Systems (Bermuda) Limited	Bermuda
Seagate Systems (Malaysia) Sdn. Bhd.	Malaysia
Seagate Systems (UK) Limited	United Kingdom
Seagate Systems (Philippines), Inc.	Philippines
Seagate Systems (México) S.A. de C.V.	Mexico
Seagate Business Centre (UK) Ltd.	United Kingdom
Seagate Business Centre GmbH	Germany
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Seagate Technology Israel Ltd.	Israel
Seagate (Hangzhou) Data Recovery Services Co. Ltd.	China
Seagate Technology International (Wuxi) Company Limited	China
Seagate Technology (Netherlands) B.V.	Netherlands
Seagate Technology UK Ltd.	United Kingdom
Seagate Technology UK Ltd. (Moscow Branch)	Russia
La Cie LTD	United Kingdom
LaCie AG in Liquidation	Switzerland
La Cie Srl in liquidazione	Italy
Nippon Seagate Inc.	Japan
Seagate Technology MEA DMCC	Dubai
Seagate Technology EMEA B.V.	Netherlands
Seagate Technology EMEA B.V. (Russia Branch)	Russian Federation
Seagate Technology (Netherlands) B.V. (UK Branch)	United Kingdom
Seagate Technology (Netherlands B.V., Filial Sverige Branch)	Sweden
Seagate Technology (Netherlands) B.V. (Germany Branch)	Germany
Seagate Technology (Netherlands) B.V. (French Branch)	France
Seagate Technology Services (Shanghai) Co., Ltd.	China
Seagate Technology Services (Shanghai) Co., Ltd. (Beijing Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Shenzhen Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Chengdu Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Hangzhou Branch)	China

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